Exhibit (18)(c)

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that Joseph A. Boateng, a member of the Board of Trustees of College Retirement Equities Fund (“CREF”), whose signature appears below, constitutes and appoints Phillip Rollock, Mona Bhalla, Marjorie Pierre-Merritt and Rachael Zufall, and each of them individually, as his true and lawful attorneys-in-fact to take any and all actions and execute any and all instruments which said attorneys-in-fact may deem necessary or advisable to enable the Companies to comply with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and the Securities Exchange Act of 1934, as amended, and any rules, regulations, orders or other requirements of the United States Securities and Exchange Commission (“SEC”) thereunder, including specifically, but without limitation of the foregoing, power and authority to sign his name to CREF’s Registration Statement with respect to the continual issuance of redeemable shares of CREF, any amendments or supplements (including, but not limited to, Post-Effective Amendments adding additional series or classes) to said Registration Statement; and any instruments or documents filed or to be filed as a part of or in connection with such Registration Statement.

I hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof.

Date:

/s/Joseph A. Boateng

Joseph A. Boateng

State of New York	)
) ss.
City of New York	)

SUBSCRIBED AND SWORN to before me this 4th day of December, 2018, by Joseph A. Boateng, who I have identified to be the person who signs herein.

/s/Martina Davis

NOTARY PUBLIC

My Commission Expires:

Martina A. Davis

NOTARY PUBLIC-STATE OF NEW YORK

No. 02DA6383358

Qualified in Kings County

My Commission Expires 11-13-2022

EXHIBIT A

College Retirement Equities Fund—Registration Statement on Form N-3